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                                                                  EXHIBIT 10.30

      THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE ACT OR SUCH LAWS OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO LITHIUM TECHNOLOGY CORPORATION, THAT SUCH REGISTRATION IS NOT REQUIRED.


                                CONVERTIBLE NOTE


         FOR VALUE RECEIVED, the undersigned (the "Borrower") promises to pay to ______________________ (the "Lender"), _______________
_________________________________ DOLLARS ($_________), together with interest, as follows:

         1. CONVERTIBLE NOTE AGREEMENT: This Note evidences a loan in the amount of $_________ (the "Loan") arising out of and governed by the terms of a Convertible Note Purchase Agreement dated the date hereof by and between the Borrower and the Lender (the "Note Agreement"). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Note Agreement. This Note is convertible under the terms and conditions specified in the Note Agreement.

         2. PAYMENT; INTEREST RATE: The principal amount of this Note shall be repaid on the earlier to occur of (i) the expiration of the period of ninety
(90) days from and after the Closing Date or (ii) the closing of an underwritten offering of the Company's Common Stock registered with the SEC and as described in the commitment letter between the Company and Laidlaw & Co. attached to the Note Agreement as Exhibit A (hereinafter the "Underwritten Offering"). The repayment date shall hereinafter be referred to as the "Maturity Date". The Company shall have the right upon five (5) days prior written notice to extend the Maturity Date of the Notes on two (2) occasions for periods not to exceed thirty (30) days. The Company shall not have the right to extend the Maturity Date of the Notes beyond the closing date of the Underwritten Offering. In the event that (a) the Company has not delivered either of the aforesaid extension notices and (b) the Company has not repaid the Notes as of the then applicable Maturity Date, the Company shall nevertheless be deemed to have elected to extend the Notes as if the Company actually had delivered the extension notice, and the First Extension Shares and/or the Second Extension Shares as applicable (as defined in the stock purchase agreement



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referred to in Section 1(d) of the Note Agreement as Exhibit B) shall be deemed to have been earned by the Lender. Interest on this Note arising on or before the 150th day after the Closing Date shall be paid and satisfied in full by the Investment/Interest Shares issued to the Purchaser in accordance with the stock purchase agreement referred to in Section 1(d) of the Note Agreement as Exhibit
B. In the event that any principal amount of this Note remains unpaid or not converted into Escrowed Shares on or after 151st day after the Closing Date, the unpaid principal amount (until paid or converted into Escrowed Shares) shall accrue interest at the rate of 10.0% per annum based on a 360-day year, which interest (i) shall accrue for, and be payable in cash at the end of, the first six months commencing on such 151st day and (ii) shall thereafter accrue and be payable in cash on a monthly basis in arrears.

         3. TERM: The Loan shall mature on the 90th day from and after the Closing Date, subject to the extension periods provided for in the Note Agreement.

         4. PREPAYMENTS: Prepayment will be permitted in whole or in part at any time without fee or penalty.

         5. DEFAULT: The Borrower shall be in default under this Note upon the occurrence: of (i) any of the events specified in Section 5(a) hereof and the failure to cure such default within three (3) days after receipt of written notice thereof from the Purchaser; (ii) any of the events specified in Section 5(b) hereof and the failure to cure such default within fifteen (15) days after receipt of written notice thereof from the Purchaser; or (iii) any of the events specified in Section 5(c) hereof (any of the foregoing being an "Event of Default"):

                  (a) Failure to make any payment required under this Note on the Maturity Date or on the due date of any other payment;

                  (b) Any material default shall occur under the terms and provisions of the Note Agreement; or

                  (c) Insolvency of, business failure of, or an assignment for the benefit of creditors by or the filing of a petition under bankruptcy, insolvency or debtor's relief law, or for any readjustment of indebtedness, composition or extension by the Borrower, or commenced against the Borrower which is not discharged within sixty (60) days.

         6. CHANGES; PARTIES: This Note can only be changed by an agreement in writing signed by the Borrower and the Purchaser. This Note shall inure to the benefit of and be binding upon the Borrower and the Lender and their respective successors and assigns, provided that this Note and the obligations hereunder shall be non-negotiable and non-transferable.

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         7. GOVERNING LAW: This Note shall be construed according to the laws of the State of New Jersey and the Borrower and the Lender by acceptance hereof consent to the jurisdiction of the federal and state courts of the State of New Jersey to determine any questions of fact or law arising under this Note. The Borrower and Lender waive trial by jury and consent to and confer personal jurisdiction on the courts of the State of New Jersey or of the Federal Government, and expressly waive any objections as to venue in any of such courts, and agree that service of process may be made by mailing a copy of the summons to its/his respective address.

         IN WITNESS WHEREOF, the Borrower has executed this Note as of the day and year set forth below.

                                            LITHIUM TECHNOLOGY CORPORATION


                                            By:________________________________
                                                     Thomas R. Thomsen, Chairman
                                                     and Chief Executive Officer


 October 23, 1996



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